Spark Networks(R) Reports Fourth Quarter 2010 Financial Results

BEVERLY HILLS, CA -- (Marketwire - March 10, 2011) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the fourth quarter and full year ended December 31, 2010.

                                               Q4 2010       12 Mos. 2010
                                           --------------   --------------
         Revenue                           $ 10.1 Million   $ 40.9 Million
         Contribution Margin                          68%              74%
         Net Income                        $  0.6 Million   $  3.7 Million
         Net Income Per Share              $         0.03   $         0.18

"Fourth quarter revenue grew sequentially for the first time in four years," said Adam Berger, Spark's Chairman and CEO. "We are particularly pleased with the 5% sequential average paying subscriber(1) growth in our Other Affinity Networks Segment, most of which came in the latter half of the quarter behind the roll out of new marketing initiatives. The decline in contribution(2) in Other Affinity Networks for the fourth quarter was expected given the nature of our business where increased revenue lags increases in marketing spend and cash sales, resulting in increased deferred revenue. The rapid growth of Other Affinity Networks in the fourth quarter may mark a turning point for Spark Networks."

Financial Results

Revenue for the fourth quarter of 2010 was $10.1 million, a decrease of 9% compared to $11.1 million for the fourth quarter 2009, and an increase of 2% compared to $9.9 million in the prior quarter. Revenue for the full year of 2010 was $40.9 million, a 10% decrease compared to $45.4 million for the 12 months ended December 31, 2009.

Contribution for the fourth quarter of 2010 was $6.9 million, a decrease of 13% compared to $7.9 million for the fourth quarter of 2009, and an 8% decrease compared to $7.5 million in the prior quarter. Contribution for the full year of 2010 was $30.1 million, a 10% decrease compared to $33.3 million for the 12 months ended December 31, 2009.

Total cost and expenses for the fourth quarter of 2010 were $9.0 million, a 56% decrease compared to $20.2 million in the fourth quarter of 2009, and an 11% increase compared to $8.1 million in the prior quarter. Total cost and expenses for the full year of 2010 were $34.6 million, a 30% decrease compared to $49.4 million for the 12 months ended December 31, 2009.

Net income for the fourth quarter of 2010 was $0.6 million, or $0.03 per share, compared to a loss of $9.6 million, or $0.47 per share, for the fourth quarter of 2009 and $1.2 million or $0.06 per share for the prior quarter. Net income for the full year of 2010 was $3.7 million, or $0.18 per share, compared to a loss of $6.4 million or $0.31 per share for the 12 months ended December 31, 2009.

Adjusted EBITDA(3) for the fourth quarter of 2010 was $2.0 million, a decrease of 22% compared to $2.5 million for the fourth quarter of 2009, and a decrease of 20% compared to $2.4 million in the prior quarter. An increase in Other Affinity Networks direct marketing expense accounted for a substantial portion of the decrease in Adjusted EBITDA. Adjusted EBITDA for the full year of 2010 was $9.4 million, a 10% decrease compared to $10.5 million for the 12 months ended December 31, 2009.

Average paying subscribers for the Company, as a whole, in the fourth quarter of 2010 were 160,744, a decrease of 5% compared to 168,646 for the fourth quarter of 2009 and a 1% increase compared to 158,422 for the prior quarter. Average paying subscribers for the full year of 2010 were 162,311, a 2% decrease compared to 166,267 for the 12 months ended December 31, 2009.

Segment Reporting(4)

Fourth quarter 2010 revenue for Jewish Networks was $6.9 million, a decrease of 3% compared to $7.1 million for the fourth quarter of 2009 and a 2% increase compared to $6.8 million for the prior quarter. Jewish Networks revenue for the full year of 2010 was $27.4 million, a 5% decrease compared to $28.8 million for the 12 months ended December 31, 2009.

Fourth quarter 2010 revenue for Other Affinity Networks was $2.8 million, a decrease of 6% compared to $3.0 million for the fourth quarter of 2009, and an increase of 1% compared to $2.7 million in the prior quarter. Other Affinity Networks revenue for the full year of 2010 was $11.3 million, a 12% decrease compared to $12.8 million for the 12 months ended December 31, 2009.

Fourth quarter 2010 revenue for General Market Networks was $236,000, a decrease of 51% compared to $477,000 for the fourth quarter of 2009, and an 11% decrease compared to $264,000 in the prior quarter. General Market Networks revenue for the full year of 2010 was $1.2 million, a 57% decrease compared to $2.7 million for the 12 months ended December 31, 2009.

Fourth quarter 2010 revenue for Offline & Other Businesses was $160,000, a decrease of 67% compared to $485,000 for the fourth quarter of 2009, and a 13% increase compared to $142,000 in the prior quarter. The year-over-year lower revenue reflects fewer hosted events and the absence of a travel offering in the fourth quarter of 2010. Offline & Other Businesses revenue for the full year of 2010 was $964,000, an 11% decrease compared to $1.1 million for the 12 months ended December 31, 2009.

Average paying subscribers for Jewish Networks were 89,723 during the fourth quarter of 2010, a decrease of 1% compared to 90,657 for the fourth quarter of 2009, and flat compared to 89,792 for the prior quarter. Jewish Networks average paying subscribers for the full year of 2010 were 90,452, a 5% increase compared to 86,030 for the 12 months ended December 31, 2009.

Average paying subscribers for Other Affinity Networks were 65,172 during the fourth quarter of 2010, a decrease of 4% compared to 67,725 for the fourth quarter of 2009 and a 5% increase compared to 62,026 for the prior quarter. Other Affinity Networks average paying subscribers for the full year of 2010 were 64,851, a 2% decrease compared to 66,078 for the 12 months ended December 31, 2009.

Average paying subscribers for General Market Networks were 5,174 during the fourth quarter of 2010, a decrease of 46% compared to 9,594 for the fourth quarter of 2009, and a 12% decrease compared to 5,888 for the prior quarter. General Market Networks average paying subscribers for the full year of 2010 were 6,328, a 52% decrease compared to 13,219 for the 12 months ended December 31, 2009.

Balance Sheet, Cash, Debt

As of December 31, 2010, the Company had cash and cash equivalents of $13.9 million compared to $6.2 million at December 31, 2009. As of December 31, 2010, the Company had no outstanding debt.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                     Spark Networks Q4 '10 Financial Results
Toll-Free (United States):      1-888-211-4439
International:                  1-913-312-0640
Passcode:                       7201062

Digital Replay through March 24, 2011:
Toll-Free (United States):      1-888-203-1112
International:                  1-719-457-0820
Passcode:                       7201062

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(2) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing and "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(3) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from assets received in connection with a legal judgment.

(4) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's Spark.com Web site (formerly known as AmericanSingles.com, Date.co.uk and Date.ca) and its co-branded and private label Web sites. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted at various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of net revenue generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

                         SPARK NETWORKS, INC.
                            BALANCE SHEET
                   (in thousands, except share data)

                                             December 31,    December 31,
                                            --------------  --------------
                                                 2010            2009
                                            --------------  --------------
Assets

Current assets:
  Cash and cash equivalents                 $       13,901  $        6,223
  Restricted cash                                      996             681
  Accounts receivable                                  847             684
  Deferred tax asset - current                          43             221
  Prepaid expenses and other                           911             853
                                            --------------  --------------
    Total current assets                            16,698           8,662
Property and equipment, net                          2,520           2,277
Goodwill                                             9,156           8,758
Intangible assets, net                               3,017           3,586
Deferred tax asset - non-current                     4,882           4,707
Deposits and other assets                              295           1,866
                                            --------------  --------------
    Total assets                            $       36,568  $       29,856
                                            ==============  ==============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                          $        1,371  $        1,415
  Accrued liabilities                                3,635           4,232
  Deferred revenue                                   4,331           4,244
                                            --------------  --------------
    Total current liabilities                        9,337           9,891
Deferred tax liability                                 825             663
Other liabilities non-current                        1,036             978
                                            --------------  --------------
    Total liabilities                               11,198          11,532
Commitments and contingencies                           --              --
Stockholders' equity:
Authorized capital stock consists of
 100,000,000 Common Stock, $0.001 par
 value; issued and outstanding 20,587,336
 at December 31, 2010 and 20,581,544 shares
 as of December 31, 2009, at stated values
 of:                                                    21              21
    Additional paid-in-capital                      52,020          48,813
    Accumulated other comprehensive
     income                                            773             638
    Accumulated deficit                            (27,444)        (31,148)
                                            --------------  --------------
    Total stockholders' equity                      25,370          18,324
                                            --------------  --------------
      Total liabilities and stockholders'
       equity                               $       36,568  $       29,856
                                            ==============  ==============

                           SPARK NETWORKS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS(1)
             (unaudited, in thousands, except per share data)

                          Three Months Ended          Years Ended
                              December 31,            December 31,
                          ------------------  ----------------------------
                            2010      2009      2010      2009      2008
                          --------  --------  --------  --------  --------

Revenue                   $ 10,109  $ 11,056  $ 40,851  $ 45,388  $ 57,266

  Cost and expenses:
  Cost of revenue
   (exclusive of
   depreciation shown
   separately below)         4,002     3,953    13,749    15,207    18,715
  Sales and marketing          788       904     3,496     3,507     4,234
  Customer service             420       400     1,601     1,832     2,319
  Technical operations         302       376     1,232     1,504     1,917
  Development                  760       674     3,092     3,895     4,463
  General and
   administrative            2,141     2,390     9,782     9,932    13,290
  Depreciation                 263       236       962       873       867
  Amortization of
   intangible assets other
   than goodwill                97       165       421       663       787
  Impairment of goodwill,
   long-lived assets and
   other assets                187    11,119       308    11,999     1,354
                          --------  --------  --------  --------  --------
Total cost and expenses      8,960    20,217    34,643    49,412    47,946
                          --------  --------  --------  --------  --------

Operating income (loss)      1,149    (9,161)    6,208    (4,024)    9,320

Interest expense (income)
 and other, net                (72)      338       (54)   (1,099)      107
                          --------  --------  --------  --------  --------

Income (loss) before
 income taxes                1,221    (9,499)    6,262    (2,925)    9,213

Provision for income
 taxes                         595       109     2,558     3,479     4,425
                          --------  --------  --------  --------  --------

Net income (loss)         $    626  $ (9,608) $  3,704  $ (6,404) $  4,788
                          ========  ========  ========  ========  ========
Net income (loss) per
 share - basic and
 diluted                  $   0.03  $  (0.47) $   0.18  $  (0.31) $   0.20
                          --------  --------  --------  --------  --------
Weighted average shares
 outstanding - basic        20,587    20,582    20,586    20,570    23,637
Weighted average shares
 outstanding - diluted      20,588    20,582    20,590    20,570    23,640

                          Three Months Ended      Twelve Months Ended
                             December 31,            December 31,
                          ------------------  ----------------------------
  Stock-Based Compensation  2010      2009      2010      2009      2008
       (in thousands)     --------  --------  --------  --------  --------

  Cost of revenue         $      3  $      3  $     11  $     17  $     33
  Sales and marketing           35        49       233       184       649
  Customer service               -       (23)        1       (14)       65
  Technical operations          33        44       167       158       602
  Development                   12       (55)       54        29       553
  General and
   administrative              187       161     1,044       667     1,966

Reconciliation of Net Income to Adjusted EBITDA:

                          Three Months Ended          Years Ended
                             December 31,             December 31,
                          ------------------  ----------------------------
                            2010      2009      2010      2009      2008
                          --------  --------  --------  --------  --------

Net income (loss)         $    626  $ (9,608) $  3,704  $ (6,404) $  4,788
Interest                        51        69       207       378       152
Taxes                          595       109     2,558     3,479     4,425
Depreciation                   263       236       962       873       867
Amortization                    97       165       421       663       787
                          --------  --------  --------  --------  --------
EBITDA                       1,632    (9,029)    7,852    (1,011)   11,019
Stock-based compensation       270       179     1,510     1,041     3,868
Impairment of goodwill,
 long-lived assets and
 other assets                  187    11,119       308    11,999     1,354
Non-cash currency
 translation adjustments      (133)       19      (269)      (30)      (41)
Non-repetitive property
 possession                     --       235        --    (1,507)       --
                          --------  --------  --------  --------  --------
Adjusted EBITDA           $  1,956  $  2,523  $  9,401  $ 10,492  $ 16,200

1. Prior period amounts have been reclassified to conform to current period presentation.

                           SPARK NETWORKS, INC.
                      SEGMENT RESULTS FROM OPERATIONS
               (in thousands except subscriber information)

                          Three Months Ended          Years Ended
                             December 31,             December 31,
                          ------------------  ----------------------------
                            2010      2009      2010      2009      2008
                          --------  --------  --------  --------  --------

Revenue
Jewish Networks           $  6,930  $  7,121  $ 27,440  $ 28,842  $ 33,740
Other Affinity Networks      2,783     2,973    11,279    12,771    13,749
General Market Networks        236       477     1,168     2,692     7,762
Offline & Other
 Businesses                    160       485       964     1,083     2,015
                          --------  --------  --------  --------  --------
    Total Revenue         $ 10,109  $ 11,056  $ 40,851  $ 45,388  $ 57,266
                          ========  ========  ========  ========  ========

Direct Marketing Expenses
Jewish Networks           $    586  $    559  $  2,321  $  2,346  $  2,519
Other Affinity Networks      2,436     2,157     7,292     8,502     7,875
General Market Networks        175       117       582       676     3,488
Offline & Other
 Businesses                     62       344       535       541     1,128
                          --------  --------  --------  --------  --------
    Total Direct
     Marketing Expenses   $  3,259  $  3,177  $ 10,730  $ 12,065  $ 15,010
                          ========  ========  ========  ========  ========

Contribution
Jewish Networks           $  6,344  $  6,562  $ 25,119  $ 26,496  $ 31,221
Other Affinity Networks        347       816     3,987     4,269     5,874
General Market Networks         61       360       586     2,016     4,274
Offline & Other
 Businesses                     98       141       429       542       887
                          --------  --------  --------  --------  --------
    Total Contribution    $  6,850  $  7,879  $ 30,121  $ 33,323  $ 42,256
                          ========  ========  ========  ========  ========

Average Paying
 Subscribers
Jewish Networks             89,723    90,657    90,452    86,030    90,806
Other Affinity Networks     65,172    67,725    64,851    66,078    63,859
General Market Networks      5,174     9,594     6,328    13,219    30,486
Offline & Other
 Businesses                    675       670       680       940     1,806
                          --------  --------  --------  --------  --------
    Total Average Paying
     Subscribers           160,744   168,646   162,311   166,267   186,957
                          ========  ========  ========  ========  ========

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net